Exhibit 6


                           WARRANT PURCHASE AGREEMENT
                           --------------------------

         THIS WARRANT PURCHASE AGREEMENT ("Agreement") is made as of the _22__ day of March, 2001, by and among DUPONT DIRECT FINANCIAL HOLDINGS, INC., a
Georgia corporation (the "Company"), and the investor identified on the signature page of this Agreement ("Investor").

                                    Recitals:

         A. The Company proposes to issue a series of warrants for the purchase in the aggregate of 1,100,000 shares of the Common Stock, par value $0.01 per share ("Shares"), of the Company ("Common Stock"). Investor desires to purchase a portion of such warrants.

         B. The Company desires to establish the terms and conditions of the warrants and the rights of the registered holders of the warrants, and to provide for the issuance, transfer and exercise of the warrants and other matters.

         C. The parties have agreed that the Company will act as its own warrant agent with respect to the warrants to be issued under this Agreement.

                                   Agreement:

         NOW, THEREFORE, the parties hereby agree as follows:

1.       Purchase and Sale of Warrants.
         -----------------------------

         1.1 Sale and Warrants. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, that number of warrants ("Warrants") for the purchase of Common Stock set forth opposite Investor's name on the signature page of this Agreement for the Warrant purchase price set forth thereon.

         1.2 Closing. The purchase and sale of the Warrants shall take place at the offices of the Company, 42 Broadway, Suite 1100-26, New York, New York 10004, at 10:00 A.M., on the date hereof, or at such other time and place as to which the Company and Investor mutually agree (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Warrants that such Investor is purchasing against such Investor's payment of the purchase price therefor by check or wire transfer to an account designated by the Company.

2.       Representations and Warranties of the Company.
         ---------------------------------------------

         The parties make the representations and warranties to each other which are set forth in this Section 2 and in Section 3. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement shall survive the Closing (and none will merge into any instrument of conveyance), regardless of any investigation or lack of investigation by any party. The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of

Exceptions") furnished to Investor, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as reflected in its reports ("SEC Reports") filed with the U.S. Securities and Exchange Commission ("SEC"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

         2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

              (a) Preferred Stock. 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), none of which are outstanding.

              (b) Common Stock. 25,000,000 shares of Common Stock, of which 9,101,756 shares are issued and outstanding.

              (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and we were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

              (d) Except for the Common Stock to be issued on exercise of the Warrants to be purchased pursuant to this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than as disclosed in its Report on Form 8-K filed with the SEC on April 10, 2000 (the "April 2000 8-K"). The Company is not a participant in any joint venture, partnership, or similar arrangement.

         2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrants being sold hereunder and the Common Stock issuable upon exercise of the Warrants has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws.

         2.5 Valid Issuance of Common Stock. The Common Stock to be issued on exercise of the Warrants being purchased by Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Warrants for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon exercise of the Warrants purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

         2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, and federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to SEC Form D, which filing will be effected within 15 days of the sale of the Warrants hereunder.

         2.7 Offering. Subject in part to the truth and accuracy of Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         2.8 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement or the Warrants, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

         2.9 SEC Reports. The Company has timely filed all reports and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act") from and after August 8, 2000, and the Company has made available to Investor complete and correct copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Company with the SEC under the Exchange Act from and after such date (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing in compliance in all material respects with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports that relate specifically to the Company or any of its subsidiaries and which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries taken as a whole.

         2.10 Patents and Trademarks. To the best of its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted as described in the Company's SEC Reports without any conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

         2.11     Compliance with Other Instruments.
                  ---------------------------------

         The Company is not in violation or default in any material respect of any provision of its Restated Articles of Incorporation ("Restated Articles") or bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Warrants, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewable of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

         2.12     Agreements; Action.
                  ------------------

         (a) Except as disclosed in the SEC Reports, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

         (b) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate or, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses.

         (c) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business as now conducted or as proposed to be conducted according to the Company's SEC Reports, its properties or its financial condition.

         2.13 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority of the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         2.14 Marketing Rights. The Company has not granted rights to license, market, or sell its services or products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, distribute, market or sell its services and products.

         2.15 Registration Rights. Except as provided in this Agreement and as otherwise disclosed to Investors in writing, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.16 Corporate Documents. The Restated Articles and bylaws of the Company are in the form previously filed with the SEC Reports.

         2.17 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases, and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         2.18 Financial Statements. The consolidated financial statements contained in the SEC Reports ("Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31,, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.19 Changes. Since December 31, 2000, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

         2.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.21 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except any contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessment sand governmental charges with respect to its business properties and operations for such period.

         2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect general liability and errors and omissions insurance in amounts customary for companies similarly situated.

         2.23 Minute Books. The minute books of the Company contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         2.24 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         2.25 Press Releases; Interim Public Filings. The Company shall deliver to Investor complete and correct copies of all press releases and public filings made between the date hereof and the date of last exercise of the Warrants. The Company shall not disclose the name or identity of Investor as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity without the prior written consent of Investor, unless such disclosure is required by applicable Law, in which case prior to making such disclosure the Company shall give written notice to Investor, describing in reasonable detail the proposed content of such disclosure, shall permit Investor to review and comment upon the form and substance of such disclosure and shall take such comments into account in making such disclosure.

         2.26 Affiliates and Control Persons. The only (a) persons or entities which may be an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company; or (b) persons directly or indirectly controlling, or controlled by, the Company, or under direct or indirect common control with the Company, are named in the Schedule of Exceptions.

3.       Representatives and Warranties of Investor.
         ------------------------------------------

         Investor hereby represents and warrants that:

         3.1 Authorization. Investor has full power and authority to enter into this Agreement and such Agreement constitutes Investor's valid and legally binding obligation, enforceable in accordance with its terms.

         3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Warrants to be received by Investor and the Common Stock issuable upon exercise thereof (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same except in one or more transactions covered by the registration statement or registration statements provided for in Section 6. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation's to such person or to any third person, with respect to any of the Securities.

         3.3 Investment Experience. Investor is an investor in securities of companies in the an early stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrants. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Warrants.

         3.4 Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

         3.5 Restricted Securities. Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

              (a) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, provided and to the extent this Section is then applicable; or

              (b) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement and Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Investor that is a corporation to a shareholder of such corporation or that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to he terms hereof to the same extent as if he or she were an original Investor hereunder.

4.       Post Closing Covenants.
         ----------------------

         4.1 Rule 144; Integration. As long as any Shares issued on exercise of the Warrants are held by Investor, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investor may reasonably request, all to the extent required to enable Investor to sell any of the foregoing securities pursuant to and in accordance with Rule 144 under the Securities Act to the extent that a registration statement covering resales by Investor may not then be in effect. Such action shall include, but not be limited to, making available adequate current public information meeting the requirements of paragraph (c) of such Rule 144.

         4.2 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be reasonably necessary to convey the Warrants and the Shares covered thereby, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions herein contemplated, in each case at the requesting party's expense.

5.       Warrants.
         --------

         5.1 Warrant Terms. Subject to the provisions of this Agreement, each Warrant shall entitle the Warrant holder by exercising the Warrant to purchase from the Company one Share at a price of $0.8864 per Share (the "Exercise Price"). The Warrants will be exercisable subject to the following limitations:

              (a) One-third of the Warrants held by Investor will be exercisable only after the ninetieth (90th) day following the date (the "Effective Date") on which the SEC declares the first registration statement provided for in Section 6 to be effective.

              (b) An additional one-third of the Warrants held by Investor will be exercisable only after the one hundred eightieth (180th) day following the Effective Date; and

              (c) The final one-third of the Warrants held by Investor will be exercisable only after the two hundred seventieth (270th) day following the Effective Date.

         Each exercise of the Warrants shall be contingent upon Investor, or its successors, having previously exercised the Warrants covered by this Agreement to the fullest extent permitted. The foregoing notwithstanding, the Company shall have the right to extend (but not accelerate), from time to time, in whole or in part, the dates on which, and the extent to which, the Warrants are exercisable. Such extensions shall be set forth in one or more written notices delivered to Investor not less than thirty (30) days prior to any date on which exercise would be permitted, as then in effect. The foregoing notwithstanding, provided that Investor has fully exercised all Warrants theretofore exercisable, Investor may exercise the Warrants to the extent not therefore exercised, on an after June 30, 2002. In any event, unless otherwise agreed in writing by the Company, the Warrants will expire at 5:00pm New York City Time on December 31, 2003 (the "Expiration Date").

         5.2. Detachability. A Warrant may at any time after its issue be split up, combined, exchanged or transferred on the books of the Company in the manner provided in this Agreement.

         5.3. Warrant Certificates. The Warrant Certificates shall be registered form only. The text of the Warrant Certificate shall be substantially in the form set forth in Exhibit A attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signatures of, the president or a vice president of the Company. If any person whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.

         5.4. Registration of Transfers and Exchanges. The Company shall from time to time register the transfer of any outstanding Warrant Certificate upon records to be maintained by the Company for such purpose upon surrender of such Warrant Certificate to the Company for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and duly executed by the Warrant holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or Warrant Certificates representing in the aggregate the same number of Warrants shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be canceled.

         5.5. Exercise of Warrants. (a) Subject to the provisions of subparagraph 5.5(b), any whole number or all of the Warrants evidenced by any Warrant Certificate may be exercised at any time, and to the extent, the Warrants are exercisable in accordance with the other provisions of this Agreement. A Warrant shall be exercised by surrender to the Company of the Warrant Certificate with the exercise form thereon duly completed and executed and payment to the Company, in lawful money of the United States of the Exercise Price for each Share to be purchased.

         (b) If, as a result of the transfer of the Warrant by the original holder to a subsequent Warrant holder or for any other reason, the Company must register with or receive the approval, or an exemption from the requirement of a registration or approval, of a governmental agency or take any other action before issuing Shares upon the Warrant holder's exercise of a Warrant, the Company will, in good faith, seek to secure such registration, approval or exemption as quickly as practicable. The Company shall not issue such Shares and shall have the authority to suspend the exercise of the subject Warrant until such registration, approval, or exemption is obtained or such other actions are taken. Upon the removal of such suspension, the Company shall recognize the exercise of the subject Warrant upon the conditions in effect on the date of surrender of the Warrant by the Warrant holder, even if the period of suspension continues past the Expiration Date.

         (c) Upon exercise, the Company shall requisition from any transfer agent for the Shares, and shall deliver certificates evidencing the total number of whole Shares for which Warrants are then being exercised to, or in accordance with the instructions of, the Warrant holder. Such certificates for the Shares shall be deemed to be issued as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur.

         (d) If less than all of the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with instructions given by, the Warrant holder.

         (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

         5.6. Payments of Taxes. The Company shall not be required to pay any tax in respect of any transfer or exercise of any Warrant.

         5.7. Mutilated or Missing Warrant Certificates. Upon receipt of evidence satisfactory to the Company that any Warrant Certificate has been mutilated, lost, stolen, or destroyed, the Company may, on such terms as to indemnity or otherwise as they may in their discretion impose, issue a substitute Warrant Certificate. If the Warrant holder desires to exercise any Warrants evidenced by a Warrant Certificate which has been mutilated, lost, stolen or destroyed, the Company may authorize such exercise in lieu of issuing a substitute Warrant Certificate.

         5.8. Reservation of Shares. The Company will at all times reserve and keep available for issue the full number of Shares issuable upon the exercise of all outstanding Warrants.

         5.9 Adjustments of Exercise Price and Shares Purchasable. The Exercise Price and the number of Shares purchasable upon exercise of each Warrant shall be subject to adjustment from time to time as provided in the form of Warrant Certificate attached as Exhibit A to this Agreement. The form of Warrant Certificate need not be changed, but may be changed at the discretion of the Company to reflect any adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of a Warrant or the number of Warrants outstanding.

         5.10 Reclassifications; Reorganizations, Mergers, etc. In case of any capital reclassification or reorganization, any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary after which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Shares) or any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, the Company shall provide a reasonable opportunity for Warrant holders to exercise their outstanding Warrants in order to receive the benefits thereof.

         5.11. Fractional Shares. Notwithstanding any other provision of this Agreement or any Warrant Certificate, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares, nor shall it be required to make cash payments for fractional Shares.

         5.12. Rights of Warrant holders. (a) No Warrant holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates.

         (b) The Company may treat the registered Warrant holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

         5.13. Supplements and Amendments. With the consent of the Warrant holders of at least two-thirds of all remaining outstanding Warrants, given as set forth in this subsection (b), the Company may make any other amendment to this Section 5 provided that no such change may shorten the time of exercise of any Warrant or increase the Exercise Price without the consent of all Warrant holders. Consent of the Warrant holders under this subsection Section 5.13 shall be evidenced by either (i) consents in writing to the amendment, which consent need not set forth the specific form of amendment but shall be sufficient if agreeing to the general substance thereof or (ii) by the affirmative vote of the requisite Warrant holders at a meeting of Warrant holders called by the Company and held at such time and place as may be specified in a written notice of the meeting to be mailed to each Warrant holder not less than 15 days nor more than 45 days prior to the date set for the meeting. The Company may establish a record date for the determination of Warrant holders entitled to vote at any meeting of Warrant holders, which record date shall be not more than 30 days prior to the date of mailing notice thereof. The Company may make reasonable regulations for the conduct of such meeting and for the appointment of a chairman and a secretary thereof and of inspectors of votes. Proxies may be used at any such meeting in the same manner as is provided in the Company's Bylaws with respect to proxies for meetings of its stockholders.

6. Securities Registration.
   ------------------------

                  The Company covenants and agrees as follows:
                  --------------------------------------------

         6.1      Definitions.  For purposes of this Section 6:
                  -----------

         (a) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

         (b) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (c) The term "Registrable Securities" means the Common Stock issuable or issued upon exercise of the Warrants.

         6.2 Company Registration. The Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days following the last exercise of the Warrants or until the distribution contemplated in the Registration Statement has been completed; provided, however, that in the case of any registration of Registrable Securities which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         6.3 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities for each Holder (which right may be assigned as provided in Section 6.7), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them.

         6.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

         6.5 Indemnification. When Registrable Securities are included in a registration statement under this Section 6:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statements of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act, or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (any only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 6.6(b) exceed the gross proceeds from the offering received by such Holder.

         (c) Promptly after receipt by an  indemnified  party under this Section
6.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10.

         (d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) The obligations of the Company and Holders under this Section 6.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

         6.6 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         6.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee or such securities who, after such assignment or transfer, holds at least 10,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:
(a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

         6.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 6.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 6.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 6.2.

         6.9 Termination in Event of Certain Registration Delays. If, due to events or circumstances beyond Investor's control, the SEC does not declare the first registration statement required by this Section 6 effective within 180 days following the date of this Agreement, Investor may terminate this Agreement and the Warrants will be cancelled. In such event, Investor shall have no continuing rights under the Warrants; provided, however, that such termination and cancellation notwithstanding, the provisions of Sections 2, 4, 6.3, 6.5, 6.6, 6,7, 6.8, 6.9, 7 and 8 of this Agreement shall survive such termination.

         7. Mutual Indemnification. Without limitation of the indemnification provisions contained in Section 6 of this Agreement, the parties agree as follows:

         7.1 To the extent permitted by law, the Company will indemnify and hold harmless Investor and its officers, directors, employees and agents, and each person, if any, who controls Investor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any inaccuracy in any of the Company's representations and warranties contained in this Agreement; and the Company will pay to Investor and each such other person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon the gross negligence or willful misconduct of Investor or any such other person.

         7.2 To the extent permitted by law, Investor will indemnify and hold harmless the Company, each of its directors, each of its officers, directors, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any inaccuracy in any of the Investor's representations and warranties contained in this Agreement; and Investor will pay to the Company and each such other person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld), nor shall Investor be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon the gross negligence or willful misconduct of the Company or any such other person.

         7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

         7.4 If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.

         7.5 The obligations of Client and CHC under this Section shall survive the purchase and sale of the Warrants and the purchase and sale of the Common Stock to be issued on exercise of the Warrants, provided for in this Agreement.

8.       Interpretation, Etc..
         --------------------

         8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

         8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without giving effect to that state's principles governing conflicts of laws.

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Warrants, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.9 Disputes. The parties agree that any and all disputes, claims or controversies between the Company and Investor and their successors and assigns arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of filing the demand for arbitration, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration, with a copy to the other party. The parties will cooperate with one another in selecting an arbitrator from an appropriate panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section 8.9 may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

         8.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a sixty percent (60%) or more of the Common Stock issued or issuable upon exercise of the Warrants. Any amendment or waiver effected in accordance with this paragraph shall be binding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         8.11 Effect of Amendment or Waiver. Investor acknowledges that by the operation of Section 8.10 hereof the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon exercise of the Warrants sold pursuant to this Agreement will have the power to diminish or eliminate all rights of Investor under this Agreement.

         8.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.13 Aggregation of Stock. All Warrants and/or shares of the Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         8.14 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter of this Agreement and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants with respect to such subject matter except as specifically set forth herein or therein.

                        [Signatures appear on next page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                               COMPANY:
                                               -------

                                               DUPONT DIRECT FINANCIAL HOLDINGS,
                                               INC.

                                               By: _____________________________
                                                  Randy M. Strausberg, President
                                                  42 Broadway, Suite 1100-26
                                                  New York, NY 10004
                                                  (Fax) 212-422-1913

Number of Warrants to be Purchased  by            INVESTOR:
                                                  --------
Investor:
*Warrants covering 550,000 Shares              CAPACITY UNLIMITED, INC.
                                               ------------------------

*Aggregate Warrant purchase price for all      By: ____________________________
  of the Warrants being purchased by Investor:     Dr. Thomas Bolera, President
                                                   -------------------
   $_1,750___________                          Address:  18848 S.E. Highway 212
     -----                                               ----------------------
                                                         Clackamas, OR 97015
                                                         ----------------------
                                               Fax No:   ______________________

                                    Exhibit A
                                       To
                           Warrant Purchase Agreement

                           Form of Warrant Certificate

                                   (Attached)

                               WARRANT CERTIFICATE
                               -------------------

                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                     DUPONT DIRECT FINANACIAL HOLDINGS, INC.

W- 2                                                            550,000 Warrants
Warrant Certificate number                                  [Number of Warrants]

This Warrant Certificate certifies that the investor listed on the signature page attached hereto or registered assignee (the "Holder"), is the owner of Five Hundred Fifty Thousand (550,000) Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from DuPont Direct Financial Holdings, Inc., a Georgia corporation (the "Company"), one share of the common stock, par value $0.01 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $0.8864 per share (subject to adjustment as provided herein). This Warrant Certificate represents Warrants issued pursuant to a series of Warrant Purchase Agreements dated as of march 22, 2001, between the Company and the investor identified on each signature page attached thereto covering in the aggregate Warrants exercisable for 1,100,000 shares of Common Stock (the "Warrant Purchase Agreement").

THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN PARAGRAPHS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.

The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

         1.       EXERCISE OF WARRANTS.
                  --------------------

         A. The Warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principal office of the Company at 42 Broadway, Suite 1100-26, New York, NY 10004 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such
Holder appearing on the books of the Company), with the appropriate form attached hereto duly exercised, at any time within the period beginning on the date described in Section1B hereof and expiring at 5:00PM on the "Expiration Date" (defined below) (the "Exercise Period") and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2E, shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

         B.  The  Warrants  will  be   exercisable   subject  to  the  following
limitations:

              (1) One-third of the Warrants held by Investor will be exercisable only after the ninetieth (90th) day following the date (the "Effective Date") on which the Securities and Exchange Commission ("SEC") declares the first registration statement provided for in Section 6 of the Warrant Purchase Agreement to be effective.

              (2) An additional one-third of the Warrants held by Investor will be exercisable only after the one hundred eightieth (180th) day following the Effective Date; and

              (3) The final one-third of the Warrants held by Investor will be exercisable only after the two hundred seventieth (270th) day following the Effective Date.

         Each exercise of the Warrants shall be contingent upon the Holder, or its successors, having previously exercised the Warrants to the fullest extent permitted. The foregoing notwithstanding, the Company shall have the right to extend (but not accelerate), from time to time, in whole or in part, the dates on which, and the extent to which, the Warrants are exercisable. Such extensions shall be set forth in one or more written notices delivered to Investor not less than thirty (30) days prior to any date on which exercise would be permitted, as then in effect. The foregoing notwithstanding, provided that Investor has fully exercised all Warrants theretofore exercisable, Investor may exercise the Warrants to the extent not therefore exercised, on an after June 30, 2002. In any event, unless otherwise agreed in writing by the Company, the Warrants will expire at 5:00pm New York City Time on December 31, 2003 (the "Expiration Date").

         2.       ADJUSTMENTS.
                  -----------

         A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

              (1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend with respect to its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

              (2) Distributions of Subscription Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) below), then in each case the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) below) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) below), of such subscription rights, options or warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

              (3) Current Market Value.

                (i) For the purpose of any computation under this Section 2, the Current Market Value of one share of Common Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be (1) if the Company does not have a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the value of the security (a) determined in good faith in the most recently completed arms-length transaction between the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, provided that the Board of Directors of the Company shall in good faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date, (b) if no such transaction shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (2) if the Company does have a class of equity securities registered under the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than five trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this Section 2 an affiliate of a person shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of this definition, control means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                (ii) The market price for each such business day shall be: (A) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

                (iii) For purposes of this Section 2A(3), an Independent Financial Expert shall mean a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent of the outstanding shares of capital stock of the Company), (ii) which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of its affiliates or an underwriter with respect to any of the Company's securities, (iii) which does not provide any advice or opinions to the Company except as an Independent Financial Expert and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the holders of a majority of the Warrants do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of the value of the Common Stock, the Independent Financial Expert shall use one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. Such Value Report shall accompany any Adjustment Notice (as defined in Section 2B) sent by the Company to the Holder pursuant to Section 2B; provided, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

              (4) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) and 2A(2), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

              (5) Issuance of Common Stock to Stockholders of Less Than Current Market Value.

                (i) In the event that the Company sells and issues to a stockholder of the Company or to any "affiliate" of such stockholder shares of any Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above, (ii) the Warrants and any shares of Common Stock issuable upon exercise thereof, (iii) shares of Common Stock or other securities, or options or rights in respect thereof, issued to full-time employees of the Company or its subsidiaries in the ordinary course of business as compensation for services rendered or to be rendered or as part of an employee incentive program, and (iv) shares of common stock or other securities issued upon exercise, conversion or exchange of rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above or in a transaction with respect to which no adjustment was required pursuant to this Section 2A (but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination)) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (X) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities (which amount may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (Y) the total number of shares of Common Stock covered by such rights, opinions, warrants or convertible or exchangeable securities) that is lower than the then Current Market Value per share of such Common Stock (as determined by the Independent Financial Expert in accordance with Section 2A(3) above) in effect immediately prior to such sale and issuance, then the Exercise Price shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per share, and the denominator of which shall be (ii) the total number of shares of Common Stock outstanding (determined as provided below) immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

                (ii) Upon the occurrence of a sale and issuance described in the preceding paragraph, the number of shares of Common Stock purchasable under the exercise of this Warrant shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted.

                (iii) For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities (which consideration may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of any Common Stock covered thereby. In case the Company shall sell and issue, in a transaction to which this Section 2A(5) applies, shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for consideration consisting, in whole or in part, of property other than cash or its equivalent, then determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 2A(5), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. There shall be no adjustment of the Exercise Price pursuant to this Section 2A(5) if the amount of such adjustment shall be less than $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

              (6) Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of such Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

              (7) De Minimis Adjustments. Except as provided in Section 2A(5) with reference to adjustments required by such Section 2A(5), no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decease of at least 1.0 percent in the number of shares of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this
Section 2A(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

              (8) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Section 2A are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

              (9) Adjustment for Asset Distributions. If the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), then the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) above)) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

         B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to such Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. However, the Company may at the time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

         D. Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of such of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at such Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, ties, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to Section 2A(9), if the Holder elects to exercise the Warrants in accordance with Section 1 and become a holder of the Common Stock on the
Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock. In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the

Exercise Price for the Warrants then in effect, that such Holder would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, record date therefor) and any right of a Holder to exercise the Warrants shall terminate.

         E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

         3. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certified will, upon issuance, be validly issued, fully paid and nonassessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed, provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate of such Common Stock under applicable securities laws except as provided in the Investment Agreement. In the event that any securities of the Company other than the Common Stock are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise the Warrants.

         4. NO VOTING RIGHTS. This Warrant Certificate shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

         5. EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK. The Holder of this Warrant Certificate agrees to be bound by the provisions contained in the Warrant Purchase Agreement with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.

         6. WARRANTS TRANSFERABLE. Subject to the provision of Section 5, this Warrant Certificate and the Warrants it evidences are transferrable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         7. REGISTRATION RIGHTS. The Holder and certain successors of the Holder
are  entitled to the benefits of Section 6 of    the Warrant
Purchase Agreement (pertaining to registration rights), a copy of which is on file at the offices of the Company.

         8. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

         9. WARRANTS EXCHANGEABLE, LOSS, THEFT. This Warrant Certificate is exchangeable, upon the surrender hereof of any Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designed by said holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         10. MERGERS, CONSOLIDATIONS, ETC.

         A. Except as may otherwise be provided in Section 2A(5), if the Company shall merge or consolidate with another corporation, the holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

         B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than elimination or par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein), but including any reclassification of the shares of Common stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, merger or consolidation
(assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

         11. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS. The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.

         IN WITNESS WHEREOF, the Company has signed this Warrant Certificate by its duly authorized officer as of March __, 2001.

                                          DUPONT DIRECT FINANCIAL HOLDINGS, INC.


                                          By: ____________________________
                                              Randy M. Strausberg, President.

     NAME AND ADDRESS OF REGISTERED HOLDER:

     -------------------------------------
     Company Name

     Address:

     ---------------------------

     ---------------------------

     IRS ID Number: _________________

                             SUBSCRIPTION AGREEMENT

         Date: [date]

         TO:      DuPont Direct Financial Holdings, Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant Certificate and the Warrant Purchase Agreement, hereby agrees to subscribe for and purchase [number] shares of the Common Stock covered by such Warrant Certificate, and tenders payment herewith in full thereof at the price per share provided by such Warrant Certificate.

                                             Holder:  __________________________


                                             By: _______________________________
                                                           Signature
                                             Print Name:  ______________________
                                             Title:   __________________________
                                             Address: __________________________

                               WARRANT ASSIGNMENT
                               ------------------

         FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants that are evidenced by the Warrant Certificate that are not being assigned hereby) all of the right of the undersigned under the Warrant Certificate, with respect to the number of Warrants set forth below:

   ------------------------------- -------------------------- ------------------- --------------------
   Name of Assignee                Address of Assignee        Social Security     Number of Warrants
                                                              of other            Assigned
                                                              Identifying
                                                              Number of Assignee

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------

   ------------------------------- -------------------------- ------------------- --------------------



and does hereby irrevocably constitute and appoint _______________________ to be the undersigned's attorney in fact to make such transfer on the books of DuPont Direct Financial Holdings, Inc. maintained for the purpose, with full power of substitution in the premises.

         Date: _________________________, 200_

                                             Holder:  __________________________


                                             By: _______________________________
                                                           Signature
                                             Print Name:  ______________________
                                             Title:   __________________________
                                             Address: __________________________




         NOTE: The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member of a national securities exchange.]